Exhibit 99.4
UNITED NATURAL FOODS, INC.
UNAUDITED PRO FORMA SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
Supplemental Non-GAAP Financial Information

This following disclosures contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, without limitation, statements regarding United Natural Foods, Inc.’s (the “Company’s”) financial estimates.
These forward-looking statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties.  Actual results could differ from those set forth in the forward-looking statements, and reported results should not be considered an indication of future performance.  Certain factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended July 28, 2018 and Quarterly Report on Form 10-Q for the quarter ended October 27, 2018.  The Company’s Annual Report and its other filings are available at our website (http://www.unfi.com) and on the Securities and Exchange Commission’s website (http://www.sec.gov).  The Company does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.
To supplement the Unaudited Pro Forma Condensed Combined Financial Statements contained in Exhibit 99.3 to the Current Report on Form 8-K/A to which this exhibit is filed, which are presented on a U.S. generally accepted accounting principles (“GAAP”) basis and prepared in accordance with Article 11 of Regulation S-X, the Company has included in this exhibit supplemental non-GAAP financial measures for Adjusted EBITDA using the historical financial information derived from Unaudited Pro Forma Condensed Combined Financial Statements and the historical consolidated financial statements of SUPERVALU INC. (“Supervalu”) noted within the Unaudited Pro Forma Condensed Combined Financial Statements. The non-GAAP measure Adjusted EBITDA excludes total other expense, net, (benefit) provision for income taxes, depreciation and amortization, share-based compensation, restructuring, acquisition and integration related expenses, and the impact of discontinued operations, and other adjustments as determined by management. Adjusted EBITDA of discontinued operations was presented to calculate historical consolidated Adjusted EBITDA on the same basis as the Company has defined it for the the 2019 fiscal year.

The non-GAAP financial measure of Adjusted EBITDA is reconciled to their comparable GAAP financial measures are presented in the tables appearing below. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. The Company believes that presenting non-GAAP financial measures aids in making period-to-period comparisons, assessing the underlying operating performance of the Company and understanding core business trends, and is a meaningful indication of its actual and estimated operating performance. The Company currently expects to continue to exclude the items listed above from non-GAAP financial measures and may also exclude other items that may arise. Management utilizes and plans to utilize these non-GAAP financial measures to compare the Company’s operating performance during the 2019 fiscal year to the comparable periods in the 2018 fiscal year and to internally prepared projections.

In addition to the pro forma adjustments for expenses associated with the Merger Agreement between the Company and Supervalu dated as of July 25, 2018, as amended , additional adjustments have been made for direct and indirect non-recurring merger and integration costs that arose subsequent to the acquisition of Unified Grocers, Inc. of Associated Grocers of Florida, Inc. that were previously included within Supervalu’s results of operations. These expenses are included within Restructuring, asset impairment, acquisition, and integration related expenses within the Unaudited Pro Forma Condensed Combined Statements of Income, and are consistently excluded from the Company’s on-going reporting and definition of Adjusted EBITDA.

Pro Forma Combined Adjusted EBITDA

The following table reconciles Net loss from continuing operations as presented in the Unaudited Pro Forma Condensed Combined Financial Statements to consolidated Adjusted EBITDA, including discontinued operations:

(in thousands)	October 27, 2018 (13 weeks)	July 28, 2018 (52 weeks)
Net loss from continuing operations(1)	$(47,893)	$(41,761)
Benefit for income taxes(1)	(15,365)	(4,894)
Total other expense, net(1)	47,158	170,758
Depreciation and amortization(2)	92,180	362,624
Share-based compensation(2)	13,115	47,902
Restructuring, asset impairment, acquisition, and integration related expenses(1)	30,026	72,003
Other adjustments(3)	—	(5,185)
Adjusted EBITDA of discontinued operations(4)	31,143	188,948
Adjusted EBITDA	$150,364	$790,395

(1)
Reflects amounts presented as separate unaudited pro forma combined financial statement line items within the Unaudited Pro Forma Condensed Combined Statements of Income contained in Exhibit 99.3 to the Current Report on Form 8-K/A to which this exhibit is filed. Refer to this exhibit for a further reconciliation to the historical financial statements of the combined companies.

(2)
Reflects unaudited pro forma combined financial statement expenses included within “Operating expenses” of the Unaudited Pro Forma Condensed Combined Statements of Income contained in Exhibit 99.3 to the Current Report on Form 8-K/A to which this exhibit is filed.

(3)	Reflects vendor settlement income received related to prior year claim settlements.

(4)
Reflects the total amount of Adjusted EBITDA attributable to discontinued operations, as the above line items only reflect continuing operations results of operations and adjustments. Refer to the the table below for this amounts reconciliation to its most directly comparable GAAP measure.

The following table reconciles (Loss) income from discontinued operations, net of tax, to Adjusted EBITDA of discontinued operations, as used in the above computation of consolidated Adjusted EBITDA.

(in thousands)	October 27, 2018 (13 weeks)	July 28, 2018 (52 weeks)
(Loss) income from discontinued operations, net of tax(1)	$(14,205)	$69,567
(Benefit) provision for income taxes(1)	(7,152)	13,822
Total other expense (income), net(1)	(1,974)	(55,112)
Depreciation and amortization(1)(2)	10,303	58,603
Share-based compensation(1)	348	2,439
Restructuring, asset impairment, acquisition, and integration related expenses(1)(3)	41,601	88,098
Other adjustments(1)(4)	2,222	11,531
Adjusted EBITDA of discontinued operations(1)	$31,143	$188,948

(1)	Reflects amounts derived from Supervalu’s historical consolidated financial statements for the same 13 and 52 week periods utilized in the Unaudited Pro Forma Condensed Combined Statements of Income.

(2)
Reflects unadjusted historical depreciation and amortization derived from Supervalu’s historical consolidated financial statements for the same 13 and 52 week periods utilized in the Unaudited Pro Forma Condensed Combined Statements of Income. No pro forma adjustments were applied to depreciation and amortization to illustrate the effect of holding the retail operations for sale as of July 30, 2017, since this pro forma adjustment would not impact the calculation of Adjusted EBITDA of discontinued operations.

(3)	Reflects primarily asset impairment charges attributable to retail banners, lease reserve charges, severance costs and other restructuring costs.

(4)	Reflects incremental retail store closure operating costs in the period of closure.

2